September 2015 Issuer Free Writing Prospectus Registration Statement No. 333-204908 Dated September 14, 2015 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS

Opportunities in International Equities

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$● Based on the EURO STOXX 50® Index

Principal at Risk Securities

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each quarterly determination date on which the closing level of the underlying index is equal to or greater than 80.00% of the initial level, which we refer to as the downside threshold level. In addition, if the closing level of the underlying index is equal to or greater than the call threshold level on any quarterly determination date prior to the final determination date, the securities will be subject to early redemption and you will receive an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment for that quarter. However, if on any determination date the closing level of the underlying index is less than the call threshold level, the securities will not be subject to early redemption and if the closing level is less than the downside threshold level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final level of the underlying index is less than the downside threshold level on the final determination date, UBS will pay you a cash payment that will be significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index over the term of the securities, and in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying index and a decline beyond the downside threshold level of the underlying index will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above -market rate in exchange for the risk of receiving no interest over the entire approximately 3 year term of the securities if the underlying index closes below the downside threshold level on each of the determination dates. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying index:	EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”)
Aggregate principal amount:	$•
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately September 25, 2015
Original issue date:	Approximately September 30, 2015 (3 business days after the pricing date)
Maturity date:	September 28, 2018 subject to postponement for a market disruption event and as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any of the determination dates prior to the final determination date, the closing level of the underlying index is equal to or greater than the call threshold level, the securities will be subject to early redemption and we will pay the early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

▪    If the closing level of the underlying index is equal to or greater than the downside threshold level on any determination date, we will pay a quarterly contingent payment of $0.20 (equivalent to 8.00% per annum of the stated principal amount) per security on the related contingent payment date.

▪    If the closing level of the underlying index is less than the downside threshold level on any determination date, we will not pay a contingent payment with respect to that determination date.

Determination dates:	December 28, 2015, March 29, 2016, June 27, 2016, September 26, 2016, December 27, 2016, March 27, 2017, June 26, 2017, September 25, 2017, December 27, 2017, March 26, 2018, June 25, 2018, September 25, 2018, subject to postponement for non-trading days and a market disruption event, as described under “General Terms of the Securities — Market Disruption Events”, “—Determination Dates” and “— Final Determination Date” in the accompanying product supplement. We also refer to September 25, 2018 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the determination dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same.
Contingent payment dates:	With respect to each determination date prior to the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	▪ If the final level is equal to or greater than the downside threshold level:	(i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date
	▪ If the final level is less than the downside threshold level:	a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return. Under these circumstances, you will lose more than 20%, and possibly all, of your initial investment in the securities.

Underlying return:	The quotient, expressed as a percentage of the following formula: final level – initial level initial level
Call threshold level:	•, which is equal to 100.00% of the initial level
Downside threshold level:	•, which is equal to 80.00% of the initial level
Initial level:	•, which is equal to the closing level of the underlying index on the pricing date
Final level:	The closing level of the underlying index on the final determination date
CUSIP:	90275G228
ISIN:	US90275G2286
Listing:	The securities will not be listed on any securities exchange.
Calculation Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	2.00%(a)	97.50%
+ 0.50%(b)
2.50%
Total	$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.20 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $9.35 and $9.65 for securities based on the EURO STOXX 50® Index. The range of the estimated initial value of the securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “—Limited or no secondary market and secondary market price considerations” on pages 10 and 11 of this free writing prospectus.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated August 4, 2015	Index Supplement dated June 12, 2015	Prospectus dated June 12, 2015

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

▪	Index Supplement dated June 12, 2015

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

▪	Product Supplement dated August 4, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515275933/d23731d424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated June 12, 2015, references to the “index supplement” mean the UBS index supplement, dated June 12, 2015 and references to the “accompanying product supplement” mean the UBS product supplement titled “Contingent Income Auto-Callable Securities”, dated August 4, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

September 2015	Page 2

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Investment Summary

The Contingent Income Auto-Callable Securities due on or about September 28, 2018 based on the EURO STOXX 50® Index, which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which will be an amount equal to $0.20 (equivalent to 8.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing level of the underlying index is equal to or greater than 80.00% of the initial level, which we refer to as the downside threshold level. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing level of the underlying index could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing level is equal to or greater than the call threshold level on any of the determination dates prior to the final determination date, the securities will be subject to early redemption for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date. If the securities have not been subject to early redemption and the final level is equal to or greater than the downside threshold level, the payment at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise due on the maturity date. However, if the securities have not been subject to early redemption and the final level is less than the downside threshold level, the payment due at maturity will be a cash payment that is significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return. In this scenario, the payment at maturity will be less than 80.00% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying index.

September 2015	Page 3

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Key Investment Rationale

The securities offer the opportunity for investors to earn a quarterly contingent payment equal to $0.20 (equivalent to 8.00% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing level or the final level, as applicable, is equal to or greater than 80.00% of the initial level, which we refer to as the downside threshold level. The securities may be subject to early redemption for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the applicable contingent payment, and your return on the securities will vary depending on the closing level or final level, as applicable, as follows:

Scenario 1

On any of the determination dates prior to the final determination date, the closing level is equal to or greater than the call threshold level.

▪   The securities will be subject to early redemption for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.

▪   Investors will not participate in any appreciation of the underlying index from the initial level.

Scenario 2

The securities are not subject to early redemption and the final level is equal to or greater than the downside threshold level.

▪   The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment otherwise payable on the maturity date.

▪   Investors will not participate in any appreciation of the underlying index from the initial level.

Scenario 3

The securities are not subject to early redemption and the final level is less than the downside threshold level.

▪   The payment due at maturity will be a cash payment that is significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return.

▪   Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

September 2015	Page 4

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as a hypothetical investment in the stocks comprising the underlying index (the “index constituent stocks”)

▪	You believe the closing level of the underlying index will be equal to or greater than the downside threshold level on the specified determination dates (including the final determination date).

▪

You understand and accept that you will not participate in any appreciation in the level of the underlying index and that any potential positive return is limited to the quarterly contingent payments specified in the final pricing supplement.

▪	You can tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

▪	You would be willing to invest in the securities based on the contingent payment specified on the cover hereof.

▪	You are willing to forgo dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment.

▪	You seek an investment with exposure to companies in the Eurozone.

▪

You are willing to invest in securities that may be subject to early redemption and you are otherwise willing to hold such securities to maturity, a term of approximately 3 years, and accept that there may be little or no secondary market for the securities.

▪

You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

▪

You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as a hypothetical investment in the index constituent stocks.

▪

You believe that the closing level of the underlying index will decline during the term of the securities and is likely to close below the downside threshold level on the determination dates (including the final determination date).

▪	You seek an investment that participates in the full appreciation in the level of the underlying index or that has unlimited return potential.

▪	You cannot tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

▪	You would be unwilling to invest in the securities based on the contingent payment specified on the cover hereof.

▪	You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment.

▪	You do not seek an investment with exposure to companies in the Eurozone.

▪

You are unable or unwilling to hold securities that may be subject to early redemption, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 3 years, or you seek an investment for which there will be an active secondary market for the securities.

▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

September 2015	Page 5

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing level on any determination date prior to the final determination date and (2) the final level.

Diagram #1: Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

September 2015	Page 6

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the applicable pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial Level:	3,500
Hypothetical Call Threshold Level:	3,500, which is equal to 100% of the initial level
Hypothetical Downside Threshold Level:	2,800, which is 80.00% of the initial level
Quarterly Contingent Payment:	$0.20 (equivalent to 8.00% per annum of the stated principal amount) per security
Stated Principal Amount:	$10.00 per security

In Examples 1 and 2 the closing level of the underlying index fluctuates over the term of the securities and the closing level of the underlying index is equal to or greater than the hypothetical call threshold level of 3,500 on one of the first eleven determination dates. Because the closing level is equal to or greater than the call threshold level on one of the first eleven determination dates, the securities are subject to early redemption following the relevant determination date. In Examples 3 and 4, the closing level on each of the first eleven determination dates is less than the call threshold level, and, consequently, the securities are not subject to early redemption and remain outstanding until maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Level	Contingent Payment	Early Redemption Amount*	Hypothetical Closing Level	Contingent Payment	Early Redemption Amount
#1	3,600	—*	$10.20	3,400	$0.20	N/A
#2	N/A	N/A	N/A	2,600	$0	N/A
#3	N/A	N/A	N/A	2,550	$0	N/A
#4	N/A	N/A	N/A	2,700	$0	N/A
#5	N/A	N/A	N/A	2,750	$0	N/A
#6	N/A	N/A	N/A	2,800	$0.20	N/A
#7	N/A	N/A	N/A	2,700	$0	N/A
#8	N/A	N/A	N/A	2,600	$0	N/A
#9	N/A	N/A	N/A	2,700	$0	N/A
#10	N/A	N/A	N/A	4,200	—*	$10.20
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing level is equal to or greater than the call threshold level and the securities are subject to early redemption as a result.

▪

In Example 1, the securities are subject to early redemption following the first determination date as the closing level on the first determination date is equal to or greater than the call threshold level. You receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.20 = $10.20

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to early redemption, you will receive no further quarterly contingent payments. Your total return per security in this example is $10.20 (a 2.00% total return on the securities).

▪

In Example 2, the securities are subject to early redemption following the tenth determination date as the closing level on the tenth determination date is greater than the call threshold level. As the closing level on the first, sixth, and tenth determination date is greater than the downside threshold level, you receive the contingent payment of $0.20 with respect to such determination date. Following the tenth determination date, you receive an early redemption amount of $10.20, which includes the quarterly contingent payment with respect to the tenth determination date.

September 2015	Page 7

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to early redemption, you will receive no further quarterly contingent payments. Further, although the underlying index has appreciated by 20% from its initial level on the tenth determination date, you only receive $10.20 per security and do not benefit from such appreciation. When added to the contingent payments of $0.40 received in respect of prior determination dates, UBS will have paid you a total of $10.60 per security for a 6.00% total return on the securities.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Level	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level	Contingent Payment	Early Redemption Amount
#1	2,400	$0	N/A	2,400	$0	N/A
#2	2,450	$0	N/A	2,450	$0	N/A
#3	2,750	$0	N/A	2,750	$0	N/A
#4	2,600	$0	N/A	2,600	$0	N/A
#5	2,500	$0	N/A	2,500	$0	N/A
#6	2,650	$0	N/A	2,650	$0	N/A
#7	2,700	$0	N/A	2,700	$0	N/A
#8	2,300	$0	N/A	2,300	$0	N/A
#9	2,600	$0	N/A	2,600	$0	N/A
#10	2,400	$0	N/A	2,400	$0	N/A
#11	2,500	$0	N/A	2,500	$0	N/A
Final Determination Date	2,100	—*	N/A	3,150	—*	N/A
Payment at Maturity	$6.00			$10.20
*	The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final level.

▪

In Example 3, the closing level of the underlying index remains less than the downside threshold level throughout the term of the securities. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, because the final level is less than the downside threshold level, you are fully exposed to the decline in the closing level of the underlying index. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return)

= $10.00 + ($10.00 × -40.00%)

= $6.00

In this example, because the final level of the underlying index represents a 40% decline from the initial level, your payment at maturity is significantly less than the stated principal amount. Your total return per security in this example is $6.00 (a 40.00% loss on the securities).

▪

In Example 4, the closing level of the underlying index decreases to a final level of 3,150. Although the final level is less than the call threshold level, because the final level is equal to or greater than the downside threshold level, you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.20 = $10.20

In this example, although the final level represents a 10.00% decline from the initial level, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.20 per security at maturity. Your total return per security in this example is $10.20 (a 2.00% total return on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not subject to early redemption, you may lose a significant portion, and in extreme situations, all of your initial investment. Specifically, if the securities are not

September 2015	Page 8

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

subject to early redemption and the final level is less than the downside threshold level, UBS will pay you a cash payment that will be significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index over the term of the securities. In this scenario, you will lose a significant portion and, in extreme situations, or all of your initial investment.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

September 2015	Page 9

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪

The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the stated principal amount at maturity. Instead, if the securities have not been subject to early redemption and if the final level is less than the downside threshold level, you will be exposed to the decline in the closing level of the underlying index, as compared to the initial level, on a 1 to 1 basis and you will receive for each security that you hold at maturity a cash payment that is significantly less than your principal amount, if anything, resulting in a percentage loss that is equal to the underlying return. In this scenario, your payment at maturity will be less than 80.00% of the stated principal amount and could be zero.

▪

The contingent repayment of principal applies only if you hold your securities to maturity. If your securities are not subject to early redemption, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is equal to or greater than the downside threshold level.

▪

You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing level of the underlying index on any determination date is less than the downside threshold level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of the underlying index is less than the downside threshold level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

▪

Your potential return on the securities is limited and you will not participate in any appreciation of the underlying index. Investors will not participate in any appreciation in the closing level of the underlying index from the initial level, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing level or the final level is equal to or greater than the downside threshold level. It is possible that the closing level of the underlying index could be less than the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪

Higher contingent payment rates are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the final level of the underlying index could be less than the downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is a fixed rate, the underlying index’s volatility can change significantly over the term of the securities. The level of the underlying index for your securities could fall sharply, which could result in a loss of a significant portion or all of your initial investment.

▪

Reinvestment risk. The securities will be subject to early redemption if the closing level of the underlying index is equal to or greater than the call threshold level on any determination date prior to the final determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing level of the underlying index is less than the call threshold level on any determination date prior to the final determination date, which generally coincides with a period of greater risk of principal loss on your securities. Because the securities could be subject to early redemption, the term of your investment may be limited to approximately three months. In the event that the securities are subject to early redemption, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built in costs such as dealer discounts and hedging costs.

▪

Credit risk of UBS. The securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

▪

Market risk. The return on the securities, which may be positive or negative, is directly linked to the performance of the underlying index, and indirectly linked to the value of the index constituent stocks. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions,

September 2015	Page 10

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.

▪	Fair value considerations.

¡

The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level of the underlying index, the volatility of the underlying index and index constituent stocks, expected dividends on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

¡

The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

September 2015	Page 11

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

¡

Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index and index constituent stocks; the dividend rate paid on the index; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

▪

No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the closing level of the underlying index will rise or fall. The closing level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying index. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituent stocks in particular, and to assume the risk that, if the securities are not subject to early redemption, you may lose a significant portion and, in extreme situations, all of your initial investment.

▪

The securities are subject to non-U.S. securities market risk. The securities are linked an underlying index comprised of securities issued by non-U.S. companies in non-U.S. securities markets and therefore, are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪

The index returns for the EURO STOXX 50® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a non-U.S. currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX 50® Index is based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪

An investment in the securities is subject to risks associated with Eurozone securities markets. The index constituent stocks of the EURO STOXX 50® Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks are issued by companies located within the Eurozone. The Eurozone has undergone severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the securities.

▪

The underlying index reflect price return, not total return. The return on your securities is based on the performance of the underlying index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

▪

UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the offering of the securities in any way and has no obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of your securities.

September 2015	Page 12

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

▪

Potential UBS impact on price. Trading or transactions by UBS or its affiliates in the underlying index or index constituent stocks, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or index constituent stocks may adversely affect the performance and, therefore, the market value of the securities.

▪

Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial level and the final level and whether the closing level of the underlying index on any determination date is equal to or greater than the call threshold level or is less than the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are subject to early redemption. The calculation agent can postpone the determination of the closing level or final level of the underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on a determination date. As UBS determines the economic terms of the securities, including the contingent payment, call threshold level and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

▪

Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying index to which the securities are linked.

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your own tax situation.

September 2015	Page 13

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Information about the Underlying Index

EURO STOXX 50® Index

We have derived all information contained in this free writing prospectus regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX 50® Index.

STOXX Limited has no obligation to continue to publish the EURO STOXX 50® Index, and may discontinue publication of the EURO STOXX 50® Index at any time. The EURO STOXX 50® Index is determined, comprised and calculated by STOXX Limited without regard to the securities.

The EURO STOXX 50® Index covers 50 stocks of market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX 50® Index captures a selection of the largest stocks among the 19 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The EURO STOXX 50® Index universe is defined as all components of the 19 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus.

Information as of market close on September 11, 2015:

Bloomberg Ticker Symbol:	SX5E <Index>	52 Week High (on April 13, 2015):	3,828.78

Current Index Level:	3,187.94	52 Week Low (on October 16, 2014):	2,874.65

52 Weeks Ago (on September 11, 2014):	3,237.76

September 2015	Page 14

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 3, 2011 through September 11, 2015. The closing level of the underlying index on September 11, 2015 was 3,187.94. The associated graph shows the closing levels of the underlying index for each day from January 2, 2004 to September 11, 2015. The dotted lines represent a hypothetical downside threshold level of 2,550.35 and a hypothetical call threshold level of 3,187.94, which are equal to 80.00% and 100.00%, respectively, of the closing level on September 11, 2015. The actual downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

EURO STOXX 50® Index	High	Low	Period End
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter (Through September 11, 2015)	3,686.58	3,073.39	3,187.94

September 2015	Page 15

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

EURO STOXX 50® Index — Daily Closing Levels

January 2, 2004 to September 11, 2015

September 2015	Page 16

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

This document relates only to the securities offered hereby and does not relate to the underlying index or other securities linked to the underlying index. We have derived all disclosures contained in this document regarding the underlying index from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying index.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying index.

September 2015	Page 17

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:

Record date:

The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

If you are able to sell the securities in the secondary market on a determination date, the purchaser of the securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date. If you are able to sell your securities in the secondary market on the day following an determination date and before the applicable contingent payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-39 of the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying index. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts or proceeds attributable to any contingent payment, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as single short-term contingent debt instruments, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-42 of the accompanying product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent payment and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other index-linked securities that do not guarantee full repayment of principal.

September 2015	Page 18

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

The Internal Revenue Service (“IRS”) might, for example, assert that the securities should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) or that you should be required to recognize taxable gain (including ordinary income to the extent attributed to certain contingent payment) on any rebalancing or rollover of the underlying index.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to potential consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent payments made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld. Gain from the sale or exchange of a security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. If withholding is required, we (and/or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a

September 2015	Page 19

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of FATCA are not currently clear. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there may not be interest payments over the entire term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of securities should consult their tax advisors as to the U.S. federal, state, local and other tax (including non-U.S. tax) consequences to them of the purchase, ownership and disposition of the securities (including those of the jurisdictions of the issuers of the index constituent stocks).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving purchases of index constituent stocks and/or listed and/or over-the-counter options, exchange-traded funds or other instruments on the index constituent stocks or the underlying index prior to, on or after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 9 of this document for a discussion of these adverse effects.

September 2015	Page 20

Contingent Income Auto-Callable Securities due on or about September 28, 2018

$• Based on the EURO STOXX 50® Index

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.25 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.20 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 10 and 11 of this free writing prospectus.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

September 2015	Page 21